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                                REVOCABLE PROXY

                              CF BANCSHARES, INC.
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Greg Johnson and David B. May, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of CF Bancshares, Inc. ("CF Bancshares") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at the principal executive offices of CF Bancshares located at 401 Cecil G. Costin, Sr. Boulevard, Port St. Joe, Florida 32457, 5:00 p.m., local time, on November 28, 2001, and at any adjournment or postponement thereof upon the proposal described in the Prospectus-Proxy Statement and the notice of special meeting of stockholders, both dated October 19, 2001, as follows:

    1. Merger. To consider and vote upon a proposal to approve the Reorganization Agreement and Plan of Merger, dated as of August 30, 2001, by and between CF Bancshares, a Florida corporation, Citizens Federal Savings Bank of Port St. Joe, a federal savings association, The Banc Corporation, a Delaware corporation (the "Corporation"), TBC Merger Corporation, a Florida corporation and wholly-owned subsidiary of the Corporation, and The Bank, an Alabama banking corporation, pursuant to which TBC Merger Corporation will merge with CF Bancshares and the holders of CF Bancshares common stock will receive Corporation common stock, all as more fully described in the Prospectus-Proxy Statement.

                  [ ]  FOR                        [ ]  AGAINST

    2. Adjournment. The adjournment of the special meeting to solicit additional proxies in the event there are not sufficient votes to approve the merger.

                  [ ]  FOR                        [ ]  AGAINST

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                   Dated:                                  , 2001
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                                   --------------------------------------------
                                   Signature

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                                   Signature if held jointly

                                   This Proxy is solicited by the Board of
                                   Directors of CF Bancshares and may be revoked prior to its exercise.
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